UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 21, 2006
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26407	85-0212139
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1 West Wetmore Road, Suite 203
Tucson, Arizona	85705
(Address of principal executive offices)	(Zip Code)

520-292-0266
Registrant's telephone number, including area code

_____________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Departure of Nicholas Tintor as President and Chief Executive Officer; Appointment of Erland A. Anderson as Interim President and Chief Executive Officer

Erland (Andy) Anderson, the Chief Operating Officer of Nord Resources Corporation (the “Corporation”), has been appointed as the Corporation’s interim President and Chief Executive Officer to replace Nicholas Tintor. Mr. Tintor was appointed as the Corporation’s President and Chief Executive Officer pursuant to an agreement dated February 15, 2006. Under that agreement, Mr. Tintor agreed to voluntarily resign as the Corporation’s President and Chief Executive Officer if the Corporation failed to receive at least $25 million in funding by August 31, 2006. Given current circumstances, it is clear that this level of funding will not be achieved by that date. Mr. Tintor advised a director of the Corporation that he does not wish to continue in the role of President and Chief Executive Officer, and on August 21, 2006, the Corporation’s board of directors accepted Mr. Tintor’s resignation effective as of that date and appointed Mr. Anderson as interim President and Chief Executive Officer. The Corporation’s board of directors has set up an ad hoc committee and has retained an executive search firm to assist in finding a suitable replacement to serve as the Corporation’s President and Chief Executive Officer. Mr. Tintor remains a director of the Corporation.

Mr. Anderson’s Business Experience

Mr. Anderson was appointed interim President and Chief Executive Officer of the Corporation on August 21, 2006. Prior to this, Mr. Anderson had served as the Corporation’s Chief Operating Officer and Executive Vice President since February 15, 2006, and as the Corporation’s President and a director from October 2003 until February 15, 2006. Mr. Anderson has over 30 years operational experience in the mining industry. From December 30, 2002 to October 2003, he was the Corporation’s Vice President. From June, 1999 to December 30, 2002, he served as the Company’s Operations Manager and from 1994 to 1999 was North American Operations Manager for Nord Pacific Limited. Prior to 1994, Mr. Anderson was Vice President of Minera Roca Roja, S.A. de C.V., Walhalla Mining Company and Keweenaw Copper Company and a Director of Technical Services for St. Joe Minerals Corporation, where he was employed for 14 years and had responsibility for mine planning and technical services. Mr. Anderson holds a degree in Civil Engineering Technology from Michigan Technological University and is a member of the Society for Mining, Metallurgy, and Exploration of the American Institute of Mining, Metallurgical, and Petroleum Engineers.

Family Relationships

Mr. Anderson does not have any family relationships with any directors or executive officers of the Corporation.

Certain Relationships and Related Transactions

Except as described below, during the last two years neither Mr. Anderson, nor any member of his immediate family, has had any interest, direct or indirect, in any transaction, or in any proposed transactions, which has materially affected or will materially affect the Corporation.

The Corporation had accrued $45,948 and $78,448 in accounts payable under a verbal arrangement for consulting services performed by Mine Tech Services, an entity owned and

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operated by Mr. Anderson, at December 31, 2005 and 2004, respectively. Services from Mine Tech Services ceased in 2002.

As of December 31, 2005 and 2004, the Corporation had accrued $270,500 and $172,500, respectively, in unpaid salary to Mr. Anderson.

Executive Employment Agreement

Effective August 21, 2006, Mr. Anderson became the Corporation’s interim President and Chief Executive Officer. He is serving in those positions under his existing Executive Employment Agreement, as described below.

On January 2, 2004, the Corporation entered into an Executive Employment Agreement with Mr. Anderson to serve as the Corporation’s President. The term of this agreement is for three years, and the agreement is subject to automatic renewal for successive one year periods unless cancelled by either of the parties. Mr. Anderson’s base salary under the agreement is $150,000 annually. Mr. Anderson is also entitled to participate in a formal incentive stock option plan, once adopted by the Corporation. Additionally, Mr. Anderson is entitled to participate in all health, insurance, retirement and other benefits provided to the Corporation’s other senior executives pursuant to authorization by the Corporation’s Board of Directors. Absent a change in control, if the Corporation terminates Mr. Anderson for any reason not for cause (other than due to death or disability), the Corporation must pay to Mr. Anderson (i) accrued unpaid salary, bonuses and expenses, if any, (ii) his base salary for the greater of the remaining term and 12 months, and (iii) his health insurance premiums until the earlier of the expiration of 12 months and the date he is eligible for similar health benefits with another employer. Following a change in control, in the event the Corporation terminates Mr. Anderson for any reason other than for death/disability or cause, the Corporation is required to pay Mr. Anderson all accrued unpaid salary, bonuses, and expenses, a lump sum equal to three times his base salary, and the Corporation is required to pay for his health, dental, and disability insurance premiums for 18 months. Mr. Anderson may also elect to terminate his employment following a change of control and receive these payments.

In connection with his employment with the Corporation, Mr. Anderson received stock options for the purchase of up to 1,500,000 shares of the Corporation’s common stock with an exercise price of $0.02 per share, which was the market price at the time of grant. In January 2006, Mr. Anderson voluntarily surrendered half of these options for cancellation, and received in exchange 675,000 options with a grant date of February 1, 2006 and exercisable for five years at a price of $0.50 per share.

Effective February 15, 2006, Mr. Anderson resigned as the Corporation’s President and was appointed as Executive Vice President and Chief Operating Officer. On February 15, 2006, the Corporation entered into a waiver and amendment to the Executive Employment Agreement with Mr. Anderson to revise the Executive Employment Agreement in light of Mr. Anderson’s new appointments and to confirm the waiver of any rights that he may have had under such Agreement in respect of Nicholas Tintor’s appointment as President and the changes to the composition of the Board of Directors.

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SECTION 7 – REGULATION FD

Item 7.01	Regulation FD Disclosure

Issuance of a News Release Announcing the Corporation’s Disposition of Remaining Interest in SRL Acquisition No. 1 Limited, Departure of Nicholas Tintor as President and Chief Executive Officer, and Appointment of Erland A. Anderson as Interim President and Chief Executive Officer

The Corporation has issued a news release dated August 21, 2006, announcing (i) the Corporation’s disposition of its remaining interest in SRL Acquisition No. 1 Limited pursuant to a settlement agreement with Titanium Resources Group, Ltd.; (ii) the departure of Nicholas Tintor as President and Chief Executive Officer, and (iii) the appointment of Erland A. Anderson as Interim President and Chief Executive Officer. This news release is attached as Exhibit 9.1 to this Form 8-K.

(The Corporation filed a Form 8-K on August 14, 2006, which disclosed under Item 1.01 thereof the disposition of the Corporation’s remaining interest in SRL Acquisition No. 1 Limited pursuant to the settlement agreement with Titanium Resources Group, Ltd. The Corporation filed the settlement agreement as an exhibit to such Form 8-K.)

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	News Release dated August 22, 2006, issued by the Corporation*

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORD RESOURCES CORPORATION

By:
DATE: August 22, 2006		/s/ John Perry
John Perry
Chief Financial Officer

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